UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2016

OFS Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South Wacker Drive, Suite 2500, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 3, 2016, OFS Capital Corporation, a Delaware corporation (the “Company”), held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). As of April 27, 2016 (the “Record Date”), there were 9,692,324 shares of the Company’s common stock outstanding and entitled to vote. The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the shareholders for consideration:

1.	To elect one director of the Company, who will serve for a term of three years, or until her respective successor is duly elected and qualified; and

2.	To ratify the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Ms. Elaine Healy was elected to serve as a director until the 2019 annual meeting of shareholders, or until her respective successor is elected and qualified. The Company’s shareholders also ratified the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The detailed final voting results of the shares voted with regard to each of these matters are as follows:

1.	Election of one Director to serve a three-year term expiring in 2019:

	“FOR”	“WITHHELD”	“BROKER NON-VOTES”

Elaine Healy	6,208,435	56,366	1,986,796

Continuing directors are as follows: Bilal Rashid, Marc Abrams, Jeffrey Cerny, and Robert Cresci.

2.	Ratification of the appointment of BDO USA, LLP the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016:

“FOR”	“AGAINST”	“ABSTAINED”

8,217,900	22,346	11,350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation

Date: June 6, 2016	By:	/s/ Bilal Rashid

Chief Executive Officer